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                                 e-PROFILE, Inc.
                          1999 EQUITY COMPENSATION PLAN



                           Effective as of May 1, 1999



                          (UPDATED TO REFLECT THE DECEMBER 14, 1999 STOCK SPLIT)

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                                 e-PROFILE, Inc.
                          1999 EQUITY COMPENSATION PLAN


SECTION 1.   PURPOSE; DEFINITIONS

         The purpose of the e-PROFILE, Inc. 1999 Equity Compensation Plan (the "Plan") is to provide employees, New Hires, officers, directors, and Eligible Independent Contractors of e-PROFILE, Inc. (the "Company") or any Affiliated Company with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights and restricted stock awards. The Company believes that the Plan will enable the Company to attract, retain and motivate employees, officers, directors and Eligible Independent Contractors, will encourage Plan participants to contribute materially to the growth of the Company for the benefit of the Company's stockholders, and will align the economic interests of the Plan participants with those of the stockholders.

         For the purposes of the Plan, the following terms shall be defined as set forth below:

         1.1. "ADMINISTRATOR" means the Board or a Committee appointed by the Board pursuant to Section 2.1 of the Plan, which shall administer the Plan.

         1.2. "AFFILIATED COMPANY" means any firm, partnership, limited liability company, or corporation that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company. For the purposes hereof, "control" shall be defined to include, without limitation, ten percent (10%) or greater ownership of voting securities. "Affiliated Company" also includes any other organization similarly related to the Company that is designated as such by the Board.

         1.3.     "BOARD" means the Board of Directors of the Company.

         1.4. "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         1.5. "COMMITTEE" means the Committee designated by the Board to administer the Plan.

         1.6. "COMPANY" means e-PROFILE, Inc., its subsidiaries or any successor organization.

         1.7. "DISABILITY" means permanent and total disability within the meaning of Section 22(e)(3) of the Code.


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         1.8.     "ELIGIBLE INDEPENDENT CONTRACTOR" means an independent
consultant or advisor engaged by the Employer to provide bona fide services for the Employer that are not in connection with the offer or sale of securities in a capital-raising transaction.

         1.9. "EMPLOYED BY THE EMPLOYER" means employment or service as an employee or Eligible Independent Contractor or member of the Board or of the Board of Directors of an Affiliated Company, so that for purposes of exercising Stock Options and Stock Appreciation Rights and satisfying conditions with respect to Restricted Stock Grants, a Participant shall not be considered to have terminated employment or service until the Participant ceases to be an employee, Eligible Independent Contractor, or member of the Board or of the Board of Directors of an Affiliated Company, unless the Administrator determines otherwise. The Administrator's determination as to a Participant's employment or other provision of services, termination of employment or cessation of the provision of services, leave of absence, or reemployment shall be conclusive on all persons unless determined to be incorrect.

         1.10.    "EMPLOYER" means the Company and any Affiliated Company.

         1.11. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         1.12. "FAIR MARKET VALUE" shall have the meaning set forth below, except as otherwise determined by the Administrator, if the Stock is publicly traded: (i) if the principal trading market for the Stock is a national securities exchange or the Nasdaq National Market, the mean between the highest and lowest quoted selling prices on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (ii) if the Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Administrator determines. If the Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Administrator.

         1.13. "GRANT" means any Stock Option, Stock Appreciation Right or Restricted Stock award granted pursuant to the Plan.

         1.14. "INCENTIVE STOCK OPTION" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

         1.15. "INSIDER" means a Participant who is subject to Section 16 of the Exchange Act.

         1.16. "NEW HIRE" means an individual to whom an offer of employment with the Employer has been extended.


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         1.17.    "NON-EMPLOYEE DIRECTOR" has the meaning set forth in Rule
16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Administrator may, to the extent the Administrator deems it necessary or desirable to comply with Section 162(m) of the Code and applicable regulations thereunder, ensure that each Non-Employee Director also qualified as an "outside director" as that term is defined in the regulations under Section 162(m) of the Code.

         1.18. "NON-QUALIFIED STOCK OPTION" means any Stock Option that is not an Incentive Stock Option.

         1.19. "PARTICIPANT" means an employee, New Hire, director or Eligible Independent Contractor to whom an award is granted pursuant to the Plan.

         1.20. "PLAN" means the e-PROFILE, Inc. 1999 Equity Compensation Plan, as hereinafter amended from time to time.

         1.21. "RESTRICTED STOCK" means an award of shares of Stock that is subject to restrictions pursuant to Section 7 below.

         1.22.    "SECURITIES ACT" means the Securities Act of 1933, as amended.

         1.23. "SECURITIES BROKER" means the registered securities broker acceptable to the Company who agrees to effect the cashless exercise of an Option pursuant to Section 5.4 hereof.

         1.24. "STOCK" means the Common Stock of the Company, $.001 par value.

         1.25. "STOCK APPRECIATION RIGHT" means the right, pursuant to an award granted under Section 6 below, to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash and/or shares of Stock equal in value to the excess of (i) the Fair Market Value, as of the date such right is exercised and the related Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), over (ii) the aggregate exercise price of such Stock Appreciation Right (or such portion thereof).

         1.26. "STOCK OPTION" or "OPTION" means any option to purchase shares of Stock (including Restricted Stock, if the Administrator so determines) granted pursuant to Section 5 below.

         1.27. "STOCK PURCHASE AND RESTRICTION AGREEMENT" means an agreement, in such form as the Administrator may from time to time approve, which an Optionee may be required to execute as a condition of purchasing Stock upon exercise of an Option.


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         1.28.    "TERMINATION FOR CAUSE" means the determination of the
Administrator that any one or more of the following events has occurred:

                  1.28.1. the Participant's conviction of any act which constitutes a felony under applicable federal or state law, either in connection with the performance of the Participant's obligations on behalf of the Employer or which affects the Participant's ability to perform his or her obligations as an employee, board member or advisor of the Employer or under any employment agreement, non-competition agreement, confidentiality agreement or like agreement or covenant between the Participant and the Employer (any such agreement or covenant being herein referred to as an "Employment Agreement");

                  1.28.2. the Participant's willful misconduct in connection with the performance of his or her duties and responsibilities as an employee, board member or advisor of the Employer or under any Employment Agreement, which willful misconduct is not cured by the Participant within 10 days of his or her receipt of written notice thereof from the Administrator;

                  1.28.3. the Participant's commission of an act of embezzlement, fraud or dishonesty which results in a loss, damage or injury to the Employer;

                  1.28.4. the Participant's substantial and continuing neglect, gross negligence or inattention in the performance of his or her duties as an employee, board member or Eligible Independent Contractor or under any Employment Agreement which is not cured by the Participant within 10 days of his or her receipt of written notice thereof from the Administrator;

                  1.28.5. the Participant's unauthorized use or disclosure of any trade secret or confidential information of the Employer which adversely affects the business of the Employer, provided that any disclosure of any trade secret or confidential information of the Employer to a third party in the ordinary course of business who signs a confidentiality agreement shall not be deemed a breach of this subparagraph;

                  1.28.6. the Participant's material breach of any of the provisions of any Employment Agreement, which material breach is not cured by the Participant within 10 days of his or her receipt of a written notice from the Employer specifying such material breach; or

                  1.28.7. the Participant has voluntarily terminated his or her employment or service with the Employer and breaches his or her non-competition agreement with the Employer.

SECTION 2.  ADMINISTRATION

         2.1. PROCEDURE. The Plan shall be administered by the Board or a Committee consisting of not less than two (2) persons appointed by the Board, which shall be the Administrator. In the event the Company has a class of equity securities registered under the Exchange Act, the Board shall administer the Plan or shall appoint a Committee in accordance


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with Section 2.2. of two or more non-employee directors appointed by the Board.
In the absence of the designation of a Committee to administer the Plan, the Plan shall be administered by the full Board.

         2.2. COMMITTEE. If a Committee is appointed by the Board, then the Committee shall possess the power and authority of the Board in administering the Plan on behalf of the Board, subject to the terms and conditions as the Board may prescribe. Members of the Committee shall be members of the Board and shall serve for such period of time as the Board may determine. From time to time, the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members or may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

         2.3. POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan (and, in the case of the Committee, the specific duties delegated by the Board to such Committee), the Administrator shall have the authority, in its sole discretion, to:

                  2.3.1. select the Participants to whom Grants may from time to time be made hereunder;

                  2.3.2. determine the type, size and terms of the Grants to be made to each such Participant;

                  2.3.3. determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability;

                  2.3.4. determine the terms and provisions of each Stock Purchase and Restriction Agreement (which need not be identical with the terms of other Stock Purchase and Restriction Agreements).

                  2.3.5. amend the terms of any outstanding award (with the consent of the Participant) to reflect terms not otherwise inconsistent with the Plan, including, but not limited to, amendments concerning vesting acceleration or forfeiture waiver regarding any award or the extension of a Participant's right with respect to Grants under the Plan as a result of ceasing to be Employed by the Employer, based on such factors as the Administrator shall determine, in its sole discretion, or substitution of new Stock Options for previously granted Stock Options, including previously granted Stock Options having high option prices;


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                  2.3.6. establish from time to time any policy or program to encourage or require Participants to achieve or maintain equity ownership in the Company through the use of the Plan upon such terms and conditions as the Administrator may determine in its sole discretion, and thereafter to amend, modify or terminate such policy or program as the Administrator may from time to time deem appropriate; and

                  2.3.7. deal with any other matters arising under the Plan.

         The Administrator shall have full power and authority to administer and interpret the Plan and any Grant made under the Plan, to make factual determinations and to adopt, alter and repeal such administrative rules, guidelines, practices, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on all persons having any interest in the Plan or in any Grants made hereunder. All power of the Administrator shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan.

         No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant made under it. Nothing herein shall be deemed to expand the personal liability of a member of the Board or Committee beyond that which may arise under any applicable standards set forth in the Company's Articles of Incorporation, by-laws and Delaware law, nor shall anything herein limit any rights to indemnification or advancement of expenses to which any member of the Board or the Committee may be entitled under any applicable law, the Company's Articles of Incorporation or by-laws, agreement, vote of the stockholders or directors, or otherwise.

SECTION 3.  STOCK SUBJECT TO THE PLAN

         3.1. The aggregate number of shares of Stock that may be issued or transferred under the Plan is 1,500,000, subject to adjustment pursuant to
Section 3.2 below. Such shares may be authorized but unissued shares or reacquired shares of Stock, including shares purchased by the Company on the open market for purposes of the Plan. In the event the number of shares of Stock issued under the Plan and the number of shares of Stock subject to outstanding awards equals the maximum number of shares of Stock authorized under the Plan, no further awards shall be made unless the Plan is amended to increase the number of shares of Stock issuable and transferable hereunder or additional shares of Stock become available for further awards under the Plan. If and to the extent that Options or Stock Appreciation Rights granted under the Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any shares of Restricted Stock are forfeited, the shares subject to such Grants shall again be available for subsequent awards under the Plan.

         3.2. If there is any change in the number or kind of shares of Stock outstanding (i) by reason of a stock dividend, spin off, recapitalization, stock split, or combination or exchange of


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shares, (ii) by reason of a merger, reorganization or consolidation in which the
Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Stock is substantially reduced as a result of a spin off or the Company's payment of an extraordinary dividend or distribution, then unless such event or change results in the termination of all outstanding awards under the Plan, the Administrator shall preserve the value of the outstanding awards by adjusting the maximum number and class of shares issuable under the Plan to reflect the effect of such event or change in the Company's capital structure, and by making appropriate adjustments to the number and class of shares subject to an outstanding award and/or the option price of each outstanding Option and Stock Appreciation Right, except that any fractional shares resulting from such adjustments shall be eliminated by rounding any portion of a share equal to .5 or greater up, and any portion of a share equal to less than .5 down, in each case to the nearest whole number.

SECTION 4.  ELIGIBILITY; PARTICIPANT LIMITATIONS CONCERNING ISSUANCES

         All employees and directors of the Employer, New Hires, and Eligible Independent Contractors are eligible to participate in the Plan. The maximum aggregate number of shares of Stock that shall be subject to Grants made under the Plan to any Participant shall not exceed 300,000, subject to adjustment as specified in Section 3.2. The terms and provisions of Grants made under the Plan may vary between Participants or as to the same Participant to whom more than one Grant may be awarded.

SECTION 5.  STOCK OPTIONS

         Stock Options may be granted alone, in addition to, or in tandem with other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

         The Administrator shall have the authority to grant Incentive Stock Options, NonQualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

         Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participant affected, to disqualify any Incentive Stock Option under Section 422.


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         Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem appropriate:

         5.1. OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator at the time of grant, provided, however, that the option price per share for any Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Stock at the time of grant.

                  Any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of stock of the Company or of a parent or subsidiary corporation (within the meaning of Section 424 of the Code), shall have an exercise price no less than 110% of the Fair Market Value per share on the date of the grant.

         5.2. OPTION TERM. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of stock of the Company or of a parent or subsidiary corporation (within the meaning of Section 424 of the Code) may not have a term of more than five years. No Stock Option may be exercised by any person after expiration of the term of the Stock Option.

         5.3.     EXERCISABILITY.

                  5.3.1. IN GENERAL. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant. If the Administrator provides, in its discretion, that any Stock Option is exercisable only in installments, the Administrator may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Administrator shall determine, in its sole discretion.

                  5.3.2. ACCELERATED VESTING. In the event Sanchez Computer Associates, Inc. ceases to own at least 50% of the voting power of the Company (hereinafter, "Change in Ownership"), all Stock Options held by Participants who, as of the date of the Change in Ownership, are employed by Sanchez Computer Associates, Inc. shall become fully and immediately vested and exercisable.

         5.4. METHOD OF EXERCISE. Subject to whatever installment exercise provisions apply under Section 5.3, Stock Options may be exercised, in whole or in part at any time and from time to time during the Option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by cash, check, or such other instrument as the Administrator may accept, along with, if required by the Administrator in its sole discretion, an executed Stock

Purchase and Restriction Agreement. As determined by the Administrator, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the Participant (including Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Administrator deems appropriate); provided, however, that
(i) in the case of an Incentive Stock Option, the right to make a payment in the form of unrestricted Stock already owned by the Participant may be authorized only at the time the Option is granted and (ii) the Company may require that the Stock has been owned by the Participant for the requisite period of time necessary to avoid a charge to the Company's earnings for financial reporting purposes and adverse accounting consequences to the Company with respect to the Option.

                  If specified by the Administrator in the agreement governing a Stock Option at the time of grant, the Administrator may, in its sole discretion, upon receipt of such Participant's written notice to exercise, elect to cash out all or part of the portion of the Stock Option to be exercised by paying the Participant an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price on the effective date of such cash-out.

                  To the extent permitted under the applicable laws and regulations, at the request of the Participant and if authorized by the Administrator, in its sole discretion, at or after grant, the Company agrees to cooperate in a "cashless exercise" of a Stock Option. The cashless exercise shall be effected by the Participant delivering to the Securities Broker instructions to sell a sufficient number of shares of Stock to cover the cost and expenses associated therewith.

                  No shares of Stock shall be issued until full payment therefor has been made. A Participant shall not have any right to dividends or other rights of a stockholder with respect to shares subject to the Option until such time as Stock is issued in the name of the Participant following exercise of the Option in accordance with the Plan.

         5.5. STOCK OPTION AGREEMENT. Each Option granted under this Plan shall be evidenced by an appropriate Stock Option agreement, which agreement shall expressly specify whether such Option is an Incentive Stock Option or a Non-Qualified Stock Option and shall be executed by the Company and the Participant. The agreement shall contain such terms and provisions, not inconsistent with the Plan, as shall be determined by the Administrator.

         5.6. REPLACEMENT OPTIONS. The Administrator may, in its sole discretion and at the time of the original option grant, authorize the Participant to automatically receive replacement Options pursuant to this part of the Plan. Any such replacement option shall be granted upon such terms and subject to such conditions and limitations as the Administrator may deem appropriate. Any replacement option shall cover a number of shares determined by the Administrator, but in no event more than the number of shares equal to the number of shares of the original option exercised. The per share exercise price of any replacement option shall equal the then current Fair Market Value of a share of Stock, and shall have a term as determined by the Administrator at the time of grant of the original Option.


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

         The Administrator shall have the right, and may reserve the right in any Option grant, in its sole discretion and at any time, to discontinue the automatic grant of replacement options if it determines the continuance of such grants to no longer be in the best interest of the Company.

         5.7. NON-TRANSFERABILITY OF OPTIONS. Except as provided below, no Stock Option shall be transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant. When a Participant dies, the representative or other person entitled to succeed to the rights of the Participant may exercise such rights, subject to the Company receiving satisfactory proof of his or her right to receive the Grant under the Participant's will or under the applicable laws of descent and distribution. Notwithstanding the foregoing, the Administrator may provide, at or after Grant, that a Participant may transfer Non-Qualified Stock Options pursuant to a domestic relations order or to family members or other persons or entities according to such terms as the Administrator may determine.

         5.8.     TERMINATION OF EMPLOYMENT; DISABILITY; DEATH

                  5.8.1. Unless otherwise determined by the Administrator at or after grant, in the event a Participant ceases to be Employed by the Employer for any reason other than as provided below, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination or on such accelerated basis as the Administrator may determine at or after grant, for a period of one month (or such shorter period as the Administrator may specify at grant) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

                  5.8.2. Unless otherwise determined by the Administrator at or after grant, if any Participant ceases to be Employed by the Employer on account of a Termination for Cause by the Employer, any Stock Option held by such Participant shall terminate as of the date the Participant ceases to be Employed by the Employer, and the Participant shall automatically forfeit all Stock underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the exercise price paid by the Participant for such Stock.

                  5.8.3. Unless otherwise determined by the Administrator at or after grant, if a Participant ceases to be Employed by the Employer by reason of Disability, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Administrator may determine at or after grant, for a period of one year (or such shorter period as the Administrator may specify at grant) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.


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

                  5.8.4. Unless otherwise determined by the Administrator at or after grant, if any Participant dies while Employed by the Employer or within one month after the date on which the Participant ceases to be Employed by the Employer on account of a termination specified in Section 5.8.1 above (or within such other period of time as may be specified by the Administrator), any Stock Option held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Administrator may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period of one year (or such shorter period as the Administrator may specify at grant) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

         5.9. INCENTIVE STOCK OPTION LIMITATION. The aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company or of a parent or subsidiary corporation (within the meaning of Section 424 of the Code) shall not exceed $100,000. An Incentive Stock Option shall not be granted to any person who is not an employee of the Company or a parent or subsidiary (within the meaning of Section 424(f) of the Code).

         5.10. ISSUANCE OF SHARES. Within a reasonable time after exercise of an Option, the Company shall cause to be delivered to the Participant a certificate for the Stock purchased pursuant to the exercise of the Option.

SECTION 6.  STOCK APPRECIATION RIGHTS

         6.1. GRANT AND EXERCISE. Stock Appreciation Rights may be granted either separately or in tandem with all or part of any Stock Option granted under the Plan. The provisions of Stock Appreciation Rights awarded under the Plan need not be the same with respect to each Participant. In the case of a Non-Qualified Stock Option, such rights may be granted either at the grant of such Stock Option or at any time thereafter while the Option remains outstanding. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option. The Administrator shall establish the base amount of the Stock Appreciation Rights at the time the Stock Appreciation Right is granted. Unless the Administrator determines otherwise, the base amount of each Stock Appreciation Right shall be equal to the per share option price of the related Stock Option or, if there is no related Stock Option, the Fair Market Value of a share of Stock as of the date of grant of such Stock Appreciation Right.

                  A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Administrator, in its sole discretion, at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

                  A Stock Appreciation Right may be exercised by a Participant, in accordance with Section 6.2, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in Section
6.2. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

         6.2. TERMS AND CONDITIONS. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Administrator, including the following:

                  6.2.1. Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate, if any, shall be exercisable in accordance with the provisions of
Section 5 and this Section 6 of the Plan.

                  6.2.2. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive up to, but not more than, an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock (as of the date the Stock Appreciation Right is exercised and the related Stock Option is surrendered) over the exercise price of the Stock Appreciation Right, multiplied by the number of shares of Stock in respect of which the Stock Appreciation Right shall have been exercised, with the Administrator having the right to determine the form of payment.

                  6.2.3. Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5.7 of the Plan.

                  6.2.4. A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

SECTION 7.  RESTRICTED STOCK

         7.1. ADMINISTRATION. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the employees, directors or Eligible Independent Contractors to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7.2), the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Administrator may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Administrator may determine, in its sole discretion. The provisions of Restricted Stock awards need not be the same with respect to each Participant.

         7.2. AWARDS AND CERTIFICATES. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

                  7.2.1. The purchase price for shares of Restricted Stock shall be established by the Administrator and may be zero.

                  7.2.2. Awards of Restricted Stock may be accepted within a period of 60 days (or such shorter period as the Administrator may specify at grant) after the grant date, by executing a Restricted Stock award agreement and paying whatever price (if any) is required under Section 7.2.1.

                  7.2.3. Each Participant receiving a Restricted Stock award shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the e-PROFILE, Inc. 1999 Equity Compensation Plan and an Agreement entered into between the registered owner and e-PROFILE, Inc. Copies of such Plan and Agreement are on file at the offices of e-PROFILE, Inc."

                  7.2.4. The Administrator shall require that the certificates evidencing such Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

         7.3. RESTRICTIONS AND CONDITIONS. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

                  7.3.1. Subject to the provisions of this Plan and the Restricted Stock award agreement, during a period set by the Administrator commencing with the date of such award (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Administrator, at its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Administrator may determine, in its sole discretion.

                  7.3.2. Except as provided in this paragraph 7.3.2 and Section 7.3.1, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Administrator, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Administrator so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 3.

                  7.3.3. Subject to the applicable provisions of the Restricted Stock award agreement and this Section 7, in the event a Participant ceases to be Employed by the Employer for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant, subject to any payments for such shares as may be provided in the Restricted Stock award agreement.

                  7.3.4. The Administrator may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock, based on such factors as the Administrator may deem appropriate.

                  7.3.5. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant promptly.

SECTION 8.  WITHHOLDING AND USE OF SHARES TO SATISFY TAX OBLIGATIONS

         8.1. REQUIRED WITHHOLDING. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local withholding requirements. The Employer shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Participant, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Grants paid in Stock, the Company may require the Participant or other person receiving such Stock to pay to the Company the amount of any such taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to such Grants.

         8.2. ELECTION TO WITHHOLD SHARES. If the Administrator so permits, a Participant may elect to satisfy the Company's income tax withholding obligation with respect to a Grant paid in Stock by having shares withheld up to an amount that does not exceed the Participant's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Administrator and shall be subject to the prior approval of the Administrator.

SECTION 9.  REORGANIZATION OF THE COMPANY

         9.1. REORGANIZATION. As used herein, a "Reorganization" shall be deemed to have occurred if the shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company.

         9.2. ASSUMPTION OF GRANTS. Upon a Reorganization where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Administrator determines otherwise, all outstanding Options and Stock Appreciation Rights that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation.

         9.3. OTHER ALTERNATIVES. Notwithstanding the foregoing, in the event of a Reorganization, the Administrator may take one or both of the following actions: the Administrator may (i) require that Participants surrender their outstanding Options and Stock Appreciation Rights in exchange for a payment by the Company, in cash or Stock as determined by the Administrator, in an amount equal to the amount by which the then Fair Market Value of the shares of Stock subject to the Participant's unexercised Options and Stock Appreciation Rights exceeds the Exercise Price of the Options or the base amount of the Stock Appreciation Rights, as applicable, or (ii) after giving Participants an opportunity to exercise their outstanding Options and Stock Appreciation Rights, terminate any or all unexercised Options and Stock Appreciation Rights at such time as the Administrator deems appropriate. Such surrender or termination shall take place as of the date of the Reorganization or such other date as the Administrator may specify.

         9.4. LIMITATIONS. Notwithstanding anything in the Plan to the contrary, in the event of a Reorganization, the Administrator shall not have the right to take any actions described in the Plan (including without limitation actions described in Section 9.2 above) that would make the Reorganization ineligible for pooling of interests accounting treatment or that would make the Reorganization ineligible for desired tax treatment if, in the absence of such right, the Reorganization would qualify for such treatment and the Company intends to use such treatment with respect to the Reorganization.

SECTION 10.  CHANGE OF CONTROL OF THE COMPANY

         10.1. As used herein, a "Change of Control" shall be deemed to have occurred if:

                  10.1.1. Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority of the voting power of the then outstanding securities of the Company except where the acquisition is approved by the Board; or

                  10.1.2. Any person has commenced a tender offer or exchange offer for a majority of the voting power of the then outstanding shares of the Company except where such tender offer or exchange offer is approved by the Board.

         10.2. NOTICE AND ACCELERATION. Unless the Administrator determines otherwise, a Change of Control shall not result in the acceleration of vesting of outstanding Options and Stock Appreciation Rights or the removal of restrictions and conditions on outstanding Restricted Stock grant.

         10.3. OTHER ALTERNATIVES. Notwithstanding the foregoing, in the event of a Change of Control, the Administrator may take one or both of the following actions: the Administrator may (i) require that Participants surrender their outstanding Options and Stock Appreciation Rights in exchange for a payment by the Company, in cash or Stock as determined by the Administrator, in an amount equal to the amount by which the then Fair Market Value of the shares of Stock subject to the Participant's unexercised Options and Stock Appreciation Rights exceeds the exercise price of the Options or the base amount of the Stock Appreciation Rights, as applicable, or (ii) after giving Participants an opportunity to exercise their outstanding Options and Stock Appreciation Rights, terminate any or all unexercised Options and Stock Appreciation Rights at such time as the Administrator deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Administrator may specify.

         10.4. LIMITATIONS. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Administrator shall not have the right to take any actions described in the Plan (including without limitation actions described in Section 10.3 above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

SECTION 11.  AMENDMENTS AND TERMINATION

         The Board may amend or terminate the Plan at any time.

SECTION 12.  UNFUNDED STATUS OF PLAN

         The Plan is intended to constitute an "unfunded" plan. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

SECTION 13.  GENERAL PROVISIONS

         13.1. The Administrator may require each person purchasing shares pursuant to a Stock Option or receiving Stock upon the expiration of any Restriction Period under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares for investment and not with a view to distribution thereof and that such Participant will not dispose of such Stock in any manner that would involve a violation of applicable securities laws. In such event no Stock shall be issued to such Participant unless and until the Company is satisfied with such representation. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer under the Securities Act or any state securities law.

                  All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities Act, the Exchange Act, any stock exchange or over-the-counter market upon which the Stock is then listed or included, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         13.2. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

         13.3. The adoption of the Plan shall not confer upon any Participant any right to continued employment with the Employer nor shall it interfere in any way with the right of an Employer to terminate its relationship with any of its employees, directors or independent contractors at any time.

         13.4. The Administrator may provide in connection with any grant made under this Plan that (i) the shares of Stock received as a result of such grant shall be subject to a right of first refusal, pursuant to which the Participant shall be required to offer to the Company any shares that the Participant wishes to sell, with the price being the then Fair Market Value of the Stock, subject to such other terms and conditions as the Administrator may specify; and (ii) the shares of Stock received or to be received as a result of such grant shall be subject to repurchase by the Company in the event the Participant ceases to be Employed by the Employer, subject to a repurchase price and such other terms and conditions as the Administrator may specify.

         13.5. The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment.

         13.6. The Administrator shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

         13.7. The Plan shall be governed by and subject to all applicable laws and to the approvals by any governmental or regulatory agency as may be required.

SECTION 14.  EFFECTIVE DATE AND TERM OF PLAN

         The Plan shall be effective as of May 1, 1999, subject to the consent or approval of the Company's stockholders. No Stock Option, Stock Appreciation Right or Restricted Stock award shall be granted pursuant to the Plan on or after May 1, 2009, but awards granted prior to such tenth anniversary may extend beyond that date; provided, however, that if the Plan is not approved by the unanimous consent of all stockholders or by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the Plan, within 12 months after said date, the Plan and all Grants awarded hereunder shall be null and void and no additional Grants shall be awarded hereunder.

SECTION 15.  INTERPRETATION

          A determination of the Administrator as to any question which may arise with respect to the interpretation of the provisions of this Plan or any Grants awarded thereunder shall be final and conclusive, and nothing in this Plan, or in any regulation hereunder, shall be deemed to give any Participant, his legal representatives, assigns or any other person any right to participate herein except to such extent, if any, as the Administrator may have determined or approved pursuant to this Plan. The Administrator may consult with legal counsel who may be counsel to the Company and shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel.

SECTION 16.  GOVERNING LAW.

         With respect to any Incentive Stock Options granted pursuant to the Plan and the agreements thereunder, the Plan, such agreements and any Incentive Stock Options granted pursuant thereto shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware shall govern the operation of, and the rights of Participants under, the Plan, the agreements and any Grants awarded thereunder.

SECTION 17.  COMPLIANCE WITH SECTION 16b OF THE EXCHANGE ACT

         Unless an Insider could otherwise transfer shares of Stock issued hereunder without incurring liability under Section 16b of the Exchange Act, at least six months must elapse from the date of grant of an Option, Stock Appreciation Right or Restricted Stock award to the date of disposition of the Stock issued upon exercise of such Option or Stock Appreciation Right or grant of such Restricted Stock award.